EXHBIIT 99.3

IZEA, INC.
Unaudited Condensed Pro Forma Combined Financial Information

On July 26, 2018, IZEA Worldwide, Inc. (“IZEA”) completed its merger with TapInfluence, Inc. (“TapInfluence”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018 (the “Merger Agreement”), by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018.

The following unaudited condensed pro forma combined financial information is based on the historical financial statements of IZEA and TapInfluence as of and for the six months ended June 30, 2018 and for the year ended December 31, 2017 and presents our pro forma financial position and results of operations resulting from our acquisition of TapInfluence as if it had occurred on January 1, 2017. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting.

The unaudited condensed pro forma combined financial information is provided for informational purposes. It may not necessarily represent what IZEA consolidated results would have been had the transaction actually occurred as of the date indicated, nor is it necessarily representative of IZEA's future consolidated results of operations or financial position.

The unaudited condensed pro forma combined financial information was prepared using the assumptions described in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited condensed pro forma combined financial information does not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies that may result from the acquisition. Therefore, the information presented in the accompanying unaudited condensed pro forma combined financial information may differ materially from future results realized.

The unaudited condensed pro forma combined financial information allocates the purchase price to the underlying TapInfluence tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. This allocation is dependent upon certain valuations and other studies that are preliminary, based on work performed to date. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited condensed pro forma combined financial information. IZEA anticipates that all the information needed to identify and measure values assigned to the assets acquired and liabilities assumed will be obtained and finalized during the one-year measurement period following the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur, and these differences could have a material impact on the unaudited condensed pro forma combined financial information presented below.

The unaudited condensed pro forma combined financial information should be read in conjunction with IZEA's (i) Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 17, 2018; (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 as filed with the SEC on August 14, 2018; (iii) the historical audited financial statements of TapInfluence as of and for the year ended December 31, 2017 filed as Exhibit 99.1 herein; and (iv) the unaudited financial statements of TapInfluence as of June 30, 2018 and for the six months ended June 30, 2018 filed as Exhibit 99.2 herein.

IZEA Worldwide, Inc.
Unaudited Condensed Pro Forma Combined Balance Sheet
June 30, 2018

			Pro Forma		Pro Forma
	IZEA	TapInfluence	Adjustments	Notes	Combined
Assets
Current:
Cash and cash equivalents	$1,878,159	$885,525	$(427,629)	(a)	$1,577,211
			186,131	(b)
			(944,975)	(b)
Accounts receivable, net	2,821,401	3,272,724	(34,976)	(b)	6,059,149
Prepaid and other current assets	666,702	34,620	(6,690)	(b)	694,632
Total current assets	5,366,262	4,192,869	(1,228,139)		8,330,992

Property and equipment, net	315,987	39,830	(741)	(c)	355,076
Goodwill	3,604,720	—	4,712,000	(g)	8,316,720
Intangible assets, net	451,873	—	3,263,000	(d)	3,714,873
Software development costs, net	1,078,337	—	—		1,078,337
Security deposits	148,103	—	—		148,103
Total assets	$10,965,282	$4,232,699	$6,746,120		$21,944,101

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,527,539	$267,612	$(116,796)	(b)	$1,678,355
Accrued expenses	1,112,108	1,519,748	604,198	(b)	3,235,702
			(352)	(b)
Contract liabilities	4,434,627	1,873,983	(67,070)	(b)	6,241,540
Current portion of long-term debt, net	845,365	1,312,311	(238,290)	(b)	1,919,386
Current portion of deferred rent	40,307	—	—		40,307
Current portion of acquisition costs payable	386,872	—	970,576	(f)	1,357,448
Total current liabilities	8,346,818	4,973,654	1,152,266		14,472,738

Long-term debt, net, less current portion	—	300,000	(50,000)	(b)	250,000
Acquisition costs payable, less current portion	351,150		3,271,028	(f)	3,622,178
Derivative warrant liabilities	—	80,551	(80,551)	(e)	—
Total liabilities	8,697,968	5,354,205	4,292,743		18,344,916

Stockholders’ equity (deficit):
Series B-1 convertible preferred stock	—	13,989,481	(13,989,481)	(f)	—
Series B convertible preferred stock	—	4,965,673	(4,965,673)	(f)	—
Series A-1 convertible preferred stock	—	3,274,979	(3,274,979)	(f)	—
Series A and AA convertible preferred stock	—	894,621	(894,621)	(f)	—
Common stock	586	8,967	(8,967)	(f)	701
			115	(f)
Additional paid-in capital	53,335,845	304,036	(304,036)	(f)	55,095,230
			1,759,385	(f)
Treasury stock	—	(400,175)	400,175	(f)
Accumulated deficit	(51,069,117)	(24,159,088)	(427,629)	(a)	(51,496,746)
			24,159,088	(f)
Total stockholders’ equity (deficit)	2,267,314	(1,121,506)	2,453,377		3,599,185

Total liabilities and stockholders’ equity (deficit)	$10,965,282	$4,232,699	$6,746,120		$21,944,101

IZEA Worldwide, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2018

			Pro Forma		Pro Forma
	IZEA	TapInfluence	Adjustments	Notes	Combined

Revenue	$8,017,401	$2,242,496	$—		$10,259,897

Costs and expenses:
Cost of revenue (exclusive of amortization)	4,093,440	332,698	—		4,426,138
Sales and marketing	3,491,122	429,436	—		3,920,558
General and administrative	3,585,832	2,729,911	(114,302)	(h)	6,201,441
Impairment of property and equipment	—	31,020			31,020
Depreciation and amortization	476,146	18,547	500,333	(d)	995,026
Total costs and expenses	11,646,540	3,541,612	386,031		15,574,183

Loss from operations	(3,629,139)	(1,299,116)	(386,031)		(5,314,286)

Other income (expense):
Interest expense	(56,714)	(66,966)	66,966	(i)	(56,714)
Change in fair value of derivatives, net	(11,794)	2,235	(2,235)	(i)	(11,794)
Other income (expense), net	4,772	—	—		4,772
Total other income (expense), net	(63,736)	(64,731)	64,731		(63,736)

Net loss	$(3,692,875)	$(1,363,847)	$(321,300)		$(5,378,022)

Weighted average common shares outstanding – basic and diluted	5,819,883		1,150,000		6,969,883
Basic and diluted loss per common share	$(0.63)				$(0.77)

IZEA Worldwide, Inc.
Unaudited Condensed Pro Forma Combined Statement of Operations
Twelve Months Ended December 31, 2017

			Pro Forma		Pro Forma
	IZEA	TapInfluence	Adjustments	Notes	Combined

Revenue	$24,437,649	$5,878,930	$—		$30,316,579

Costs and expenses:
Cost of revenue (exclusive of amortization)	11,585,316	602,315	—		12,187,631
Sales and marketing	7,593,197	1,825,044	—		9,418,241
General and administrative	9,218,565	6,608,593	—		15,827,158
Impairment of property and equipment	—	—			—
Depreciation and amortization	1,516,807	135,582	1,035,667	(d)	2,688,056
Total costs and expenses	29,913,885	9,171,534	1,035,667		40,121,086

Loss from operations	(5,476,236)	(3,292,604)	(1,035,667)		(9,804,507)

Other income (expense):
Interest expense	(64,950)	(159,047)	159,047	(i)	(64,950)
Change in fair value of derivatives, net	39,269	4,077	(4,077)	(i)	39,269
Other income (expense), net	34,218	(120,630)	—		(86,412)
Total other income (expense), net	8,537	(275,600)	154,970		(112,093)

Net loss	$(5,467,699)	$(3,568,204)	$(880,697)		$(9,916,600)

Weighted average common shares outstanding – basic and diluted	5,674,901		1,150,000		6,824,901
Basic and diluted loss per common share	$(0.96)				$(1.45)

1. Description of Transaction

On July 26, 2018, IZEA Worldwide, Inc. (“IZEA”) completed its merger with TapInfluence, Inc. (“TapInfluence”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018 (the “Merger Agreement”), by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018.

At closing, IZEA paid to TapInfluence stockholders the sum of $1,500,000 less an estimated closing working capital adjustment of $181,633 in cash and a reduction of $257,977 for the amount by which debt exceeded cash at closing, and issued 1,150,000 shares of IZEA's common stock valued at $1,759,500 based on the $1.53 closing market price of IZEA's common stock on July 26, 2018. IZEA agreed to pay TapInfluence stockholders an additional $4,500,000 in the form of cash, common stock or a combination thereof, at IZEA’s option, in two installments - $1,000,000 six months after the closing date of the merger and $3,500,000 twelve months after the closing date of the merger, subject to future working capital adjustments. Stock issuances, if any, will be determined based on the 30 trading day volume-weighted average price per share of IZEA's common stock prior to the payment date. Future cash payments and stock issuances may be withheld from the six month or twelve month payment for post closing working capital adjustments and to satisfy indemnifiable claims made by IZEA with respect to any misrepresentations or breaches of warranty under the Merger Agreement by TapInfluence or the stockholders of TapInfluence within 12 months after the closing date of the merger. Post closing, IZEA calculated the final working capital adjustment as of the closing date to be $297,049. The additional $115,416 difference in the working capital adjustment between the original estimate of $181,633 and the final estimate will be deducted from the six-month installment payment in January 2019.

Therefore, the total consideration to be paid by IZEA for the transaction is expected to be $7,204,474. After adjusting the future payments to fair value by a reduction of $258,396, the preliminary purchase price is estimated to be $6,946,078.

2. Basis of Presentation

The unaudited condensed pro forma combined financial information is based on the historical consolidated financial statements of IZEA and TapInfluence, as adjusted to give effect to IZEA’s merger with TapInfluence. The unaudited condensed pro forma combined statements of operations for the six months ended June 30, 2018 and the 12 months ended December 31, 2017 give effect to this transaction as if it had occurred on January 1, 2017. The unaudited condensed pro forma combined balance sheet as of June 30, 2018 gives effect to this transaction as if it had occurred on June 30, 2018.

The historical consolidated financial statements have been adjusted in the pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, IZEA is in the process of estimating the fair value of TapInfluence’s assets acquired and liabilities assumed and conforming the accounting policies of TapInfluence to its own accounting policies. IZEA anticipates that all the information needed to identify and measure values assigned to the assets acquired and liabilities assumed will be obtained and finalized during the one-year measurement period following the merger date. Differences between these preliminary estimates and the final purchase price accounting may occur, and these differences could have a material impact on the unaudited condensed pro forma combined financial information.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the merger occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the merger of TapInfluence as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

3. Preliminary Purchase Price Allocation

IZEA has performed a preliminary valuation analysis of the fair market value of TapInfluence’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of July 26, 2018, the merger date:

Cash and cash equivalents	$1,071,656
Accounts receivable, net	3,237,748
Prepaid and other current assets	27,930
Property and equipment, net	39,089
Identifiable intangible assets	3,263,000
Goodwill	4,712,000
Accounts payable	(150,816)
Accrued expenses and other current liabilities	(2,113,999)
Accrued interest	(9,596)
Line of credit	(1,324,021)
Contract liabilities	(1,806,913)
Total consideration at fair value	$6,946,078

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when IZEA has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets such as developed technology, trade name, non-compete agreement and customer relationships, as well as goodwill and other changes to assets and liabilities.

4. Pro Forma Adjustments

The following adjustments related to the TapInfluence merger have been reflected in the unaudited condensed pro forma combined financial information and are based on IZEA’s preliminary estimates and assumptions that are subject to change:

(a)
Represents the payment of transaction costs of approximately $44,000 incurred by IZEA related to the TapInfluence merger and approximately $384,000 in severance and bonuses incurred by TapInfluence upon closing of the transaction.

(b)	Represents the working capital adjustments and adjustments to long-term debt based on the purchase price allocation as of the merger date as shown in Note 3.

(c)
Reflects the adjustment to decrease the basis in acquired property and equipment to estimated fair value. The fair value and useful life calculations are preliminary and subject to change after IZEA finalizes its review of the specific types, nature, age, condition and location of TapInfluence's property and equipment.

(d)
Reflects the recording of identifiable intangible assets acquired by IZEA at their estimated fair values. As part of the preliminary valuation analysis, IZEA identified intangible assets, including technology, trade name, non-compete agreement and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. Since all information required to perform a detailed valuation analysis of TapInfluence's intangible assets could not be obtained as of the date of this filing, for purposes of this unaudited condensed pro forma combined financial information, IZEA used certain assumptions based on projected financial information.

The following table summarizes the estimated fair values of TapInfluence’s identifiable intangible assets and their estimated useful lives:

			Year Ended	Six Months Ended
		Estimated	December 31, 2017	June 30, 2018
	Estimated	Useful Life	Amortization	Amortization
	Fair Value	in Years	Expense	Expense
Developed technology	$600,000	5	$120,000	$60,000
Trade name	35,000	1	35,000	--
Noncompete agreement	28,000	2	14,000	7,000
Customer relationships	2,600,000	3	866,667	433,333
Pro forma adjustment	$3,263,000		$1,035,667	$500,333

The assets are amortized using the straight-line method over their estimated useful lives. These preliminary estimates of fair value and estimated useful lives may differ from final amounts IZEA will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited condensed pro forma combined financial information.

(e)	Reflects the effects of extinguishing TapInfluence's outstanding debt and related accrued interest, upon completion of the merger.

(f)	Represents the elimination of the historical equity of TapInfluence, and the recording of merger consideration, including cash paid, shares issued, and acquisition costs payable.

(g)	Reflects adjustment to record goodwill associated with the merger of approximately $4,712,000 as shown in Note 3.

(h)	Represents the elimination of transaction costs of approximately $114,000 related to the TapInfluence merger incurred prior to June 30, 2018 that do not have a continuing effect on operations.

(i)
Reflects the elimination of interest expense, amortization of loan costs, and effects of change in fair value in derivative warrant liabilities. The pro forma combined information of operations reflect the operating position of the combined entity assuming the merger closed on the first day of the reporting period. Since debt and equity securities associated with TapInfluence were not assumed in the merger, all costs associated with debt and derivative warrant liabilities would not be reflected in continuing operations.

The statements of operations for TapInfluence for the six months ended June 30, 2018 and the year ended December 31, 2017 reflect reclassifications out of total operating expenses and into cost of revenue, sales and marketing, general and administrative, and depreciation expense to conform with IZEA’s financial statement presentation.